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                                                                     EXHIBIT 3.3

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/21/1999
                                                          991359770 - 2897577

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                            ASIAINFO HOLDINGS, INC.

     AsiaInfo Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following amendment to the Corporation's Certificate of Incorporation was approved by written consent of stockholders entitled to vote thereon pursuant to Section 228(d) of the Delaware General Corporation Law and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

     Article FIFTH of the Corporation's Certificate of Incorporation is hereby amended in its entirety as follows:

          "FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000 Common and Preferred shares; the total number of shares of Common Stock shall be 50,000,000 with par value of one cent ($.01) per share and the total number of shares of Preferred Stock shall be 10,000,000 with par value of one cent ($.01) per share."

                           [signature page follows]
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers on this 27/th/ day of August, 1999.


                                             ASIAINFO HOLDINGS, INC.


                                             By:   /s/ James Ding
                                                 ------------------------------
                                                 James Ding, Vice Chairman